Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us as experts in accounting and auditing under the heading “Experts” within Amendment No. 2 to the Registration Statement on Form S-3 and related prospectus of Perspective Therapeutics, Inc. (the “Company”) for the registration of common stock, preferred stock, warrants, debt securities and/or units filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2025. We also consent to the incorporation by reference therein of our report dated March 28, 2024, except for Note 1, as to which the date is March 26, 2025, with respect to the consolidated balance sheets of the Company as of December 31, 2023, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

/s/ Assure CPA, LLC

Assure CPA, LLC

Spokane, Washington

March 26, 2025